UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2006

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

175 E. Houston, San Antonio, Texas 78205

(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Establishment of Performance Targets

On January 26, 2006, the AT&T Inc. (AT&T) Human Resources Committee established 2006 short-term incentive award targets for executive officers under the 2001 Incentive Plan. Awards are paid in cash, but only to the extent specific internal financial and/or operational objectives are achieved, excluding the impacts of large acquisitions, and subject to other terms and conditions of the Plan. For 2006, the Committee established the following performance based measurements for the Chief Executive Officer and other executive officers: 50% AT&T Net Income, 30% AT&T Free Cash Flow, 10% AT&T Wireline Customer Satisfaction, and 10% AT&T 13-State Wireline Customer Churn.

The Committee also established long-term incentive targets under the 2001 Incentive Plan through the grant of performance shares. Performance shares are paid out in a combination of AT&T stock and cash (the cash payment is based on the value of AT&T stock at payout). The value of performance shares fluctuates directly with changes in the price of AT&T stock and are paid out only to the extent specific internal financial and/or operational objectives are achieved, excluding the impacts of large acquisitions, and subject to other terms and conditions of the Plan. Performance share awards granted to executive officers in 2006 will use average return on invested capital over a three-year period 2006-2008 as the performance measure. (For the Chief Executive Officer’s performance shares, this measurement will have a 75% weighting.) This performance measurement is calculated by averaging over the 3-year performance period: (1) the company’s annual net income before extraordinary items plus after-tax interest expense divided by (2) the average debt and average stockholder equity for the relevant year.

The Chief Executive Officer also has a performance measurement tied to AT&T’s total stockholder return (stock appreciation plus reinvestment of dividends) over the 2006-2008 period compared to companies in the North American Telecom Index, excluding equipment manufacturers and companies with less than $5 billion in market capitalization, and adding several cable company competitors not in the Index. This performance measurement has a 25% weighting on the Chief Executive Officer’s long-term award. The following chart describes the operation of the measurement:

AT&T Total Stockholder Return vs. Peer Group	Payout %
If AT&T is top company	200%
Quartile 1 (75 - 99%)	150%
Quartile 2 (50 - 74.99%)	100%
Quartile 3 (25 - 49.99%)	50%
Quartile 4 (< 25%)	0%

Notes to total stockholder return measure:
(1)  The payout will be reduced by 10% if AT&T’s total stockholder return is negative.
(2)  In the event AT&T’s performance is in Quartile 4 but the total stockholder return exceeds 20%, the payout shall be 10%.

The Chief Executive Officer’s long-term target award is made in the form of a combination of performance shares and phantom stock units, each subject to the foregoing performance measures. Phantom stock units have the same terms and conditions as performance shares that are granted under the 2001 Incentive Plan, including the payment of dividend equivalents, except that phantom stock units are only payable in cash at the end of the performance period. As with performance shares that are paid in cash, payouts under phantom stock units are based on the price of AT&T stock at the time of distribution.

James W. Cicconi Agreement

On January 26, 2006, James W. Cicconi executed a Retention Agreement ("Agreement"), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Agreement is in lieu of the Change in Control ("CIC") separation benefits that were offered under the AT&T Corp. Senior Officer Separation Plan. The Agreement provides for a retention award equal to the cash severance payment Mr. Cicconi would have been eligible to receive under the AT&T Corp. Senior Officer Separation Plan (without reduction for the pension enhancement) using base pay and target annual bonus as of the merger closing date (November 18, 2005). The retention award will take the form of Phantom Stock Units (PSUs), each equivalent in value to a share of AT&T Inc. stock valued at the average closing price of AT&T stock over the 5 business day period ending the day before execution of the agreement. Mr. Cicconi also receives under the agreement a Special Signing Bonus equal to 20% of the retention award payable in cash upon execution of the Agreement. The PSUs will vest in two installments, 1/3 on the first anniversary of the merger close date, and the remaining 2/3 on the third anniversary of the merger close date. The amount paid will equal the number of vested PSUs multiplied by the average of the closing price of AT&T Inc. stock for the five consecutive trading days ending on the day before the applicable vesting date. Dividend equivalents will be paid in cash. The amount of dividend payment will be equal to the AT&T Inc. dividend rate multiplied by the number of undistributed PSUs on the dividend record date.

The terms of the agreement provide for payment as follows:

•

If Mr. Cicconi's employment is involuntarily terminated without cause during the two-year period following the merger or if Mr. Cicconi's employment is terminated for any reason on or after November 18, 2006, and on or before December 31, 2006 (the Window Period), Mr. Cicconi will not be eligible for further benefits under the Agreement and will receive the applicable AT&T Corp. Senior Officer Separation Plan benefits as if he participated in that Plan, generally as follows: (a) cash severance payment under the AT&T Corp. Senior Officer Separation Plan, less amounts previously paid under this Agreement, and (b) all of the applicable AT&T Corp. Senior Officer Separation Plan change in control collateral benefits, including a special pension enhancement, the rule of 65 for determining post-employment medical and dental benefit plan eligibility, and eligibility for the AT&T Corp. Separation Medical Plan.

•

If Mr. Cicconi terminates his employment for Good Reason, except during the Window Period, Mr. Cicconi will receive 80% of the PSUs less the cash value of any PSUs previously distributed (Good Reason is defined as a reduction in salary rate or target annual bonus).

•

If Mr. Cicconi's employment is terminated due to Mr. Cicconi's death or Disability or Mr. Cicconi's employment is involuntarily terminated after November 18, 2007, and before November 18, 2008, Mr. Cicconi will receive a pro-rated amount between 80% and 100% of the PSUs less the cash value of any PSUs previously distributed, where the pro-rated percentage is dependent upon the number of days remaining in the three-year term of the Agreement as of the date employment is terminated.

2006 Incentive Plan

On January 26, 2006, the Board of Directors adopted the 2006 Incentive Plan ("Incentive Plan") for the purpose of replacing the 2001 Incentive Plan (the "2001 Plan"), previously approved by our stockholders in 2001. The Incentive Plan, like the 2001 Plan, permits AT&T to compensate eligible managers with equity and cash awards. New awards will not be made under the 2006 Plan until stockholder approval is obtained for the Incentive Plan.

The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth as Exhibit 10.2 and incorporated herein. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Summary of the Incentive Plan

Performance Awards. The Incentive Plan allows certain committees of the Board (each, a "Plan Committee") to issue "performance shares" and "performance units." These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash. In any calendar year, no participant may receive performance shares having a potential target payout in shares exceeding 1% of the shares approved for issuance under the Incentive Plan. Similarly, no participant may receive performance units having a potential target payout in cash exceeding an amount equivalent to 1% of the approved shares as of the date of the grant. Unless otherwise provided by the Plan Committee, participants receive dividend equivalents on performance shares.

Performance Goals. The performance goals set by the Plan Committee may include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units which would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals may include, or be offset by, any of the following criteria or any combination thereof:

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Financial performance of AT&T (on a consolidated basis), of one or more of its Subsidiaries, and/or a division or divisions of any of the foregoing. Such financial performance may be based on net income, Value Added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last 2 years), number of customers or subscribers, number of items in service, including but not limited to every category of access or other telecommunication or television lines, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, and/or operating income. Subsidiary is defined as (1) any entity in which AT&T holds a direct and/or indirect ownership interest of 50% or more; or (2) Cingular Wireless LLC (and entities in which Cingular holds a direct or indirect 50% or greater interest) so long as AT&T holds a direct or indirect ownership interest of 25% or more in Cingular. The Plan Committee may provide for other entities to be Subsidiaries under the Plan.

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Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality. Employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

-	The Company’s Stock price, return on stockholders’ equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per Share.

-	Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

Unless otherwise provided by the Committee, the effects of the following events that directly affect the achievement of the performance goals shall be disregarded: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including but not limited to floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of AT&T or its Subsidiaries, unless any such adjustment would be the sole cause of the award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

Stock Options. The Incentive Plan permits the Plan Committee to issue stock options to managers, which directly link their financial success to that of AT&T's stockholders. Incentive Stock Options are not permitted under the Incentive Plan. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of AT&T common stock on the date of the stock option's grant, nor may any option have a term of more than 10 years. During any calendar year, no single employee may receive options on shares representing more than 1% of the shares authorized for issuance under the plan.

If the Plan Committee determines that an option recipient is engaging in competitive activity with AT&T or its subsidiaries, the Plan Committee may cancel any option granted to the recipient. In addition, under certain circumstances, AT&T may recover profits from options exercised within six months of the employee engaging in competitive activities.

Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. The vesting period for restricted stock shall be determined by the Committee, which may accelerate the vesting of any such award. The Plan Committee may also grant restricted stock units that have the same terms as Restricted Stock, except that units have no voting rights, may receive dividend equivalents, and may be paid in cash or stock. The Plan Committee may also grant unrestricted stock under this provision. No manager may receive in any calendar year restricted stock (including restricted stock units and unrestricted stock) representing more than 1% of the shares authorized to be issued under the Incentive Plan.

Eligible for Participation. All management employees of AT&T or its Subsidiaries, representing approximately 79,000 managers, are eligible to be selected to participate in the Incentive Plan. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

Available Shares. The Incentive Plan authorizes the Plan Committee to issue, over a 10-year period, up to 90 million shares of common stock to participants, net of shares withheld for taxes and lapsed awards. After April 30, 2011, no further awards may be issued under the Incentive Plan.

Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Human Resources Committee. Unless the Plan Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the Incentive Plan), if the employee is involuntarily terminated or leaves for "Good Reason," options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Committee, the payout of performance units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Committee, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the awards for any other reason. "Good Reason" means in connection with a termination of employment by a Participant within two years following a Change in Control, (a) an adverse alteration in the participant's position or in the nature or status of the participant's responsibilities from those in effect immediately prior to the Change in Control, or (b) any reduction in the participant's base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the participant's principal place of employment to a location that is more than 50 miles from the location where the participant was principally employed at the time of the Change in Control (except for required travel on the Company's business to an extent substantially consistent with the participant's customary business travel obligations in the ordinary course of business prior to the Change in Control).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 31, 2006, David W. Dorman resigned as President of AT&T Inc.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(c)	Exhibits

10.1	Retention Agreement for James W. Cicconi dated January 26, 2006.

10.2	2006 Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.
Date: February 1, 2006	By: /s/ Richard G. Lindner Richard G. Lindner Senior Executive VP and CFO